PROSPECTUS SUPPLEMENT NO. 6 TO      FILED PURSUANT TO RULE 424B(3),
PROSPECTUS DATED MAY 4, 1999        FILE NOS. 333-38337-01, 333-38337-02,
                                    333-38337-04, 333-38337-05, 333-38337-06,
                                    333-38337-07, 333-38337-08, 333-38337-09,
                                    333-38337-10

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




            Date of Report (Date of Earliest Event Reported): November 2 , 1999

                       AMERISERVE FOOD DISTRIBUTION, INC.
             (Exact Name of Registrant as Specified in its Charter)



       DELAWARE                                     75-2296149
    (State or other        (Commission File        (IRS Employer
    jurisdiction of            Number)            Identification
    incorporation)                                    Number)


                              15305 DALLAS PARKWAY
                                ADDISON, TX 75001
               (Address of principal executive offices) (zip code)

                                 (972) 364-2000
             -------------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
          The date of this Prospectus Supplement is November 2, 1999

ITEM 5.     OTHER EVENTS

      On November 2, 1999, AmeriServe Food Distribution, Inc., sent a letter to its suppliers, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

      This report contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 concerning, among other things, AmeriServe's financial results, future plans, objectives, expected performance and potential efficiencies and improvements, as well as customer, supplier and other relationships. Specifically, statements in this report that are not historical facts, including statements accompanied by words such as "will," "believe," "expect," "anticipate," "estimate," "intend" or "plan" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. AmeriServe cautions readers that any such forward-looking statements are based on assumptions that it believes are reasonable, but are subject to a wide range of risk, and there is no assurance that actual results may not differ materially from those projected in such forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. AmeriServe undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence or nonoccurrence of anticipated events. Certain factors that could cause actual results to differ materially from projected results include but are not limited to: the ability to realize anticipated cost efficiencies, the effect of market conditions, the impact of competitive actions and the integration of acquisitions, among other things. Additional information as to these and other relevant matters can be found in AmeriServe's Registration Statement on Form S-4 filed on April 30, 1999, as well as AmeriServe's annual, periodic and other filings with the Securities and Exchange Commission, and this report should be read in conjunction with cautionary statements contained therein.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)         Financial statements of businesses acquired.

               -     Not Applicable

(b)         Pro forma financial information.

               -     Not Applicable

(c)         Exhibits

99.1         Letter to Suppliers, dated November 2, 1999

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                    AMERISERVE FOOD DISTRIBUTION, INC.


                                    By:     /s/ Diana M. Moog
                                            --------------------------------
                                    Name:       Diana M. Moog
                                    Title:      Executive Vice President and
                                                 Chief Financial Officer

Date:  November 2 , 1999

                                  EXHIBIT INDEX

Exhibit
Number                            Description
-------                           -----------
  99.1    Letter to Suppliers, dated November 2, 1999